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                                                                    Exhibit 10.4


HMI INDUSTRIES INC.
EXHIBIT 10
MATERIAL CONTRACTS - DEFERRED BONUS AGREEMENT

                       EFFECTIVE        DATE OF        VALUE OF
   PARTICIPANT           DATE             BONUS           BONUS

James R. Malone         7/2/97           4/1/98          12,500
                                         7/1/98          12,500
                                        10/1/98          12,500
                                         1/2/99          12,500
                                         4/1/99          12,500
                                         7/1/99          12,500
                                        10/1/99          10,200
Carl H. Young III       7/2/97           4/1/98          12,500
                                         7/1/98          12,500
                                        10/1/98          12,500
                                         1/2/99          12,500
                                         4/1/99          12,500
                                         7/1/99          12,500
                                        10/1/99          10,200
Mark A. Kirk            7/2/97           4/1/99          12,500
                                         7/1/98          12,500
                                        10/1/99          12,500
                                         1/2/99          12,500
                                         4/1/99          12,500
                                         7/1/99          12,500
                                        10/1/99          10,200


see filed exhibit for Mark A. Kirk


                                         1

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                            DEFERRED BONUS AGREEMENT



        THIS DEFERRED BONUS AGREEMENT is entered into as of this 2nd day of July by and between HMI Industries Inc., a Delaware corporation (the "Company"), with its principal place of business at 3631 Perkins Avenue, Cleveland, OH and MARK
A. KIRK (the "Executive").

        WHEREAS, the Executive has been employed by the Company as a senior officer; and,

        WHEREAS, the Company wants to recognize his past service to the Company and provide incentive for future services to the Company; and,

        WHEREAS, the Company believes that a cash bonus is the most tangible form of recognition that the Executive can receive.

        NOW, THEREFORE, in consideration of the premises and other covenants contained herein, the Company and the Executive hereby agree as follows:

1. PAYMENT OF CASH BONUS. The Company agrees to pay to Executive on each of the days set forth below a cash bonus with a value equal to the fair market value of the number of shares of common stock (the "Shares") set forth below:


Date of Bonus                       Value of Bonus
-------------                       --------------
April 1, 1998                       12,500 shares
July 1, 1998                        12,500 shares
October 1, 1998                     12,500 shares
January 2, 1999                     12,500 shares
April 1, 1999                       12,500 shares
July 1, 1999                        12,500 shares
October 1, 1999                     10,200 shares

        The determination of the fair market value of the Shares shall be made as of the date the cash bonus is due and shall be made by the Company's Board of Directors, whose good faith determination shall be final and conclusive for purposes of this Agreement.

2. REPLACEMENT OF CASH BONUS WITH RESTRICTED STOCK AWARD. On or prior to the date any cash bonus provided for in section 1 is due, the Company may replace said cash bonus with an award of restricted stock under the Company's 1992 Omnibus Long-Term Compensation Plan (the "Plan"), provided that (i) such award must be for an identical number of shares (taking into account any stock splits, stock dividends, reorganization, recapitalization, or similar transactions);
(ii) such award must be in substantially the same form as the award of restricted stock received by the Executive on July 2, 1997; and (iii) the vesting dates for the restricted stock (and the lapse of any forfeiture requirements with respect to such stock) must be the dates set forth above in
Section 1 and the number of vested, non-forfeitable Shares as of each such date must correspond

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to the number of Shares set forth above in Section 1. In the event any or all of the cash bonuses are replaced with an award of restricted stock, this Agreement shall be null and void with respect to such replaced bonuses and such replaced bonuses shall not be paid.

3. TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL. In the event that the Company terminates the Executive's employment for Cause or Executive voluntarily terminates his employment prior to the date such cash bonus is due, no bonus otherwise due subsequent to the date of such termination shall be paid to Executive. In the event Executive's employment is terminated for any other reason (including by reason of Executive's death or disability), all bonuses due subsequent to the date of such termination shall be accelerated and Executive (or his beneficiaries) shall receive in cash the bonuses (based on the fair market value of the shares on the date of termination) within five business days of the termination of his employment. In the event (i) the Company undergoes a Change in Control (as defined in the Plan), or (ii) the Company's Common Stock ceases to be listed or traded on a national securities exchange (including the NASDAQ National Market System), all bonuses due subsequent to such event shall be accelerated and Executive shall receive in cash the bonuses (based on the fair market value of the shares on the date of the event in (i) or (ii)) within five business days of the occurrence of such event.

4. DEFINITION OF CAUSE. For purposes of this Agreement, Cause shall exist only if (i) the Executive is convicted of a felony or a crime involving dishonesty or moral turpitude, or (ii) there is a material breach of, or neglect of; the Executive's duties and responsibilities that is willful and deliberate and that is likely to result in material economic injury to the Company.

5. WITHHOLDING. The Company shall be entitled to deduct from any payment due under this Agreement the amount of all applicable income and employment taxes required by law to be withheld with respect to such payments.

6. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of any successors to the Company and all persons lawfully claiming under the Executive.

7. ADJUSTMENTS. In the event of any stock split, stock dividend, reorganization, recapitalization, or other similar event, the number of Shares set forth in
Section 1 shall be adjusted as is appropriate. The amount of such adjustment shall be determined by the Company's Board of Directors, whose good faith determination shall be final and conclusive for purposes of this Agreement.

8. GOVERNING LAW. This Agreement shall be governed by Ohio law.

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        IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by the person whose name appears below, thereunto duly authorized, and the Executive has executed this Agreement, all as of the date first written above.

                                HMI INDUSTRIES INC.


                                /s/ Robert J. Abrahams
                                -----------------------------------
                                Robert J. Abrahams
                                Chairman, Compensation Committee




                                /s/ Mark A. Kirk
                                -----------------------------------
                                Mark A. Kirk